CONVERSION AGREEMENT

                    CONVERSION AGREEMENT made as of October 3, 2003 between NATHANIEL ENERGY CORPORATION, a Delaware corporation (the "Company"), and RICHARD STRAIN ("Strain").

                    WHEREAS, the Company is indebted to Strain in the principal amount plus interest accrued to the date hereof in the aggregate of Ten Million Dollars ($10,000,000) (the "Conversion Amount"), exclusive of indebtedness in the aggregate amount of $6,892,151.09 which is memorialized in a Loan Agreement and a Note of even date between the Company and Strain.

                    WHEREAS, Strain and the Company desire to convert the Conversion Amount into shares of common stock, $.001 par value per share, of the Company (the "Shares") at the rate of twenty cents ($.20) of Conversion Amount into one Share, or an aggregate of Fifty Million (50,000,000) Shares upon the terms and conditions set forth herein.

                    NOW, THEREFORE, for and in consideration of the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Conversion.

               (a) Strain hereby irrevocably agrees that effective as of the date hereof, the entire Conversion Amount shall be converted into an aggregate of Fifty Million (50,000,000) Shares, at the rate of twenty cents ($.20) of Conversion Amount for one (1) Share, and all indebtedness of the Company to Strain up to the Conversion Amount shall be irrevocably extinguished and satisfied in all respects.

               (b) To the extent that the Company does not have sufficient Shares authorized for issuance to issue all of the Shares in conversion of the Conversion Amount, Strain shall have the irrevocable right to such number of Shares, which shall be issued to Strain as promptly as practicable following the authorization of a sufficient number of Shares to enable the Company to deliver all of the Shares to Strain, subject to adjustment for stock dividends, forward or reverse splits, reclassifications, exchanges, substitutes, mergers, consolidations and all other matters effecting shares of common stock of the Company, as if such Shares were issued at the time of such event.

     2. Issuance of Shares. The Shares issued and issuable hereunder shall be issued to NEC Energy, LLC, a New York limited liability company which is a designee and an affiliate of Strain (the "Strain Designee").

     3. Undertaking by the Company. The Company shall, within one hundred eighty
(180) days, take all corporate action necessary under Delaware law and the federal securities laws, rules and regulations to seek shareholder approval to increase the number of authorized Shares to a

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number which is at least sufficient for the Company to deliver all of the Shares issuable to the Strain Designee hereunder.

     4. Registration Rights. All of the Shares shall have resale registration rights as set forth in a Registration Rights Agreement of even date between the Company and Strain and/or the Strain Designee in, or substantially in, a form mutually acceptable to Strain and/or the Strain Designee.

     5. Representations by Strain.

               5.1 Strain understands and agrees that the Company is relying and may rely upon the following representations, warranties and acknowledgments made by Strain individually, and as a principal of the Strain Designee (for the purposes of this Section 5, Strain and the Strain Designee are each referred to as the "Subscriber") in entering into this Agreement:

               (a) The Subscriber represents and warrants that the Shares to be acquired pursuant to the terms hereof are being acquired for Subscriber's own account, for investment and not for distribution or resale to others. Subscriber will not sell, assign, transfer, encumber or otherwise dispose of any of such Shares unless (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (ii) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer, encumbrance or disposition does not require registration under the Securities Act.

               (b) The Subscriber represents that he and (i.e., Strain and the Strain Designee severally) is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

               (c) The Subscriber represents and warrants that he and it alone, or with his and its purchaser representative, if any, has such knowledge and experience in financial and business matters that he and it is capable of evaluating the merits and risks of the acquisition of the Shares contemplated hereby. The Subscriber will execute and deliver to the Company such documents as the Company may reasonably request in order to confirm the accuracy of the foregoing.

               (d) The Subscriber hereby represents that he and it has reviewed all of the Company's reports, registration statements, proxy and for information statements which the Company has filed with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval (EDGAR) system since October 1, 2002 and he and it has been furnished by the Company with all information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his and its inspection and review; that he and it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the offering, and any additional information which he and it had requested; and that he


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has had the  opportunity  to consult  with his own tax or  financial  advisor concerning an investment in the Company.

               (e) The Subscriber understands that the Shares are not being registered under the Securities Act in part on the ground that the issuance thereof is exempt under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and that Company's reliance on such exemption is predicated in part on the foregoing representations and warranties of the Subscriber.

               (f) The Subscriber understands that since the Shares are not being registered under the Securities Act and they may not be sold, assigned, transferred, encumbered, or disposed of unless they are subsequently registered thereunder or an exemption from such registration is available. Accordingly, the following restrictive legend will be placed on any instrument, certificate or other document evidencing the Shares:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration statement is not required under such Act."

     6. Representations by the Company.

               6.1 The Company represents and warrants to Strain as follows:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct its business.

               (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

               (c) The Shares, to the extent of the authorized Shares available for issuance, have been duly and validly authorized and, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable. The Shares to be issued pursuant to Section 1(b) hereof, shall, when authorized and issued, constitute duly authorized, validly issued, fully paid and non-assessable shares of common stock of the Company.

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     7. Miscellaneous.

               7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by first class mail, postage prepaid, or overnight mail, addressed to the Company, 4871 N. Mesa Drive, Castle Rock, Colorado 80104, Attention: Stan Abrams, Chief Executive Officer, and to Strain at address given as 329 Manchester Road, Poughkeepsie, New York 12603. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

               7.2 This Agreement shall not be changed, modified or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

               7.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective permitted successors and assigns including, without limitation, the Strain Designee. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

               7.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, applicable to agreements to be performed wholly within the State of Delaware.

               7.5 This Agreement may be executed in counterparts.

               7.6 Facsimile signatures hereon are deemed to be original signatures.

       Remainder of page intentionally left blank. Signature page follows.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                               /s/ Richard Strain
                                               ---------------------------------
                                               RICHARD STRAIN

                                               NATHANIEL ENERGY CORPORATION

                                               By: /s/ Stan Abrams
                                                  ------------------------------
                                               Name: Stan Abrams
                                                    ----------------------------
                                               Title: President/CEO
                                                     ---------------------------